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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-75677

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                 PROSPECTUS SUPPLEMENT NO. 5 DATED JULY 6, 2000
                       TO PROSPECTUS DATED APRIL 20, 1999

     The Selling Holders table on pages 31 - 33 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                           Number of Shares     Number of Shares
                                             of Preferred        of Conversion
Selling Holders                                 Stock               Shares
---------------                            ----------------     ----------------

Bear Stearns & Co. Inc.                        450,000*             967,480*

Credit Suisse First Boston Corporation          32,400*              69,659*

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*    Total number of shares; includes shares already listed in the Prospectus, as amended.